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                                                                  EXHIBIT 10.25

                    TERMINATION OF AIRCRAFT LEASE AGREEMENT

         This Termination of Aircraft Lease Agreement ("Termination") is entered into as of June 30, 2000 ("Termination Date"), by and between JHS Leasing of Tampa, Inc. ("Lessor") and Sykes Enterprises, Incorporated ("Lessee").

                                  WITNESSETH:

         WHEREAS, Lessor and Lessee entered into an Aircraft Lease Agreement dated December 1, 1995 (the "Lease") relating to one 1969 model Gulfstream II aircraft bearing FAA registration number N718JS (formerly N165U) and manufacturer's serial number 66, including two (2) Rolls Royce Spey engines model MK511-8 (each of which has 750 or more rated takeoff horsepower or its equivalent), bearing serial numbers 8651 and 8634 (collectively, the "Aircraft"); and

         WHEREAS, Lessor and Lessee mutually desire to terminate the Lease as well as any and all other agreements entered into between the parties with respect to the Aircraft (collectively, the "Aircraft Agreements"), except as specifically described herein.

         NOW, THEREFORE, in consideration of the premises, promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree as follows:

1. Termination. The Aircraft Agreements are hereby terminated as of the date hereof and the parties shall have no further rights or obligations thereunder or arising in connection therewith except as specifically described herein.

2. Termination Fee. Lessee shall pay Lessor the sum of $2,625,269 on the Termination Date, and except as set forth below, no other amounts shall be due to Lessor from Lessee pursuant to the Lease and Lessee's obligation to pay rent to Lessor shall be terminated as of the Termination Date.

3. Security Deposit. Lessor shall retain the security deposit of $96,294.58.

4. Return Conditions. Lessee shall pay Lessor the sum of $878,000.00 on the Termination Date towards the cost of complying with the testing, inspection, overhaul and repair requirements of Paragraph 10 of the Lease ("Return Conditions"). In the event the cost of complying with the Return Conditions exceeds $878,000.00, Lessee shall promptly pay Lessor upon receipt of Lessor's invoice therefor.

5. Aircraft Expenses. Effective as of the Termination Date, Lessor shall assume and pay all personnel and operating costs for the Aircraft, including the monthly hangar rental and insurance costs.

6. Operational Control. Lessor shall be responsible for operational control of the Aircraft and risk of loss (including responsibility for casualty and liability insurance) as of the Termination Date, and so acknowledges by its signature hereon.

7. Binding Effect. This Termination shall be binding upon and inure to the benefit of Lessor and Lessee and their respective successors and assigns.

8. Further Assurances. The parties hereby agree to execute and deliver any and all termination statements, releases and other documents as may be necessary or appropriate to carry out the purpose and intent of this Termination.


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9.       Entire Agreement. This Termination sets forth the entire understanding of the parties in connection with the subject matter hereof. There are no agreements between Lessor and Lessee relating to the Aircraft other than those set forth herein. Neither party hereto has relied upon any understanding, representation or warranty not set forth herein, either oral or written, as an inducement to enter into this Termination.

10. Counterparts; Fax Signatures. This Termination may be executed in counterparts, each of which shall be deemed a part of an original and all of which together shall constitute one agreement. Facsimile signatures shall be binding upon the parties hereto with the same force and effect as original signatures.

         IN WITNESS WHEREOF, Lessor and Lessee have executed and delivered this instrument as of the date, month and year first above written.



JHS Leasing of Tampa, Inc. (Lessor)    Sykes Enterprises, Incorporated (Lessee)



By:                                    By:
   --------------------------------       -------------------------------------
        John H. Sykes                          W. Michael Kipphut
Title:  Director & President           Title:  Vice President and CFO


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